Exhibit 99.1
PRESS RELEASE

Flex Hosts Virtual Investor Day;
Reaffirms Fiscal Fourth Quarter and Fiscal Year 2022 Guidance

San Jose, Calif., March 30, 2022 -- Flex (NASDAQ: FLEX) reaffirms its financial guidance for the fiscal fourth quarter and fiscal year 2022, previously announced on January 26th, 2022, in conjunction with its virtual investor day, being held today at 1:30pm PT.

Those wishing to participate should join the live webcast presentation, accessible on the Flex Investor Relations (IR) website located at investors.flex.com.

What: 2022 Virtual Investor & Analyst Day
When: Wednesday, March 30th, 2022, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time
Where: https://investors.flex.com/home/default.aspx

Fourth Quarter Guidance

For the fourth quarter of fiscal year 2022, the company continues to expect:

a.Revenue in-line with the previous guidance range of $6.2 – $6.6 billion
b.GAAP EPS between $0.32 – $0.37
c.Adjusted EPS in-line with the previous guidance range of $0.41 – $0.46 which excludes $0.05 for stock-based compensation expense and $0.04 for net intangible amortization included in GAAP earnings per share

Fiscal Year 2022 Guidance

For the fiscal year 2022 guidance, the company continues to expect:

a.Revenue in-line with the previous guidance range of $25.4 – $25.8 billion
b.GAAP EPS between $1.90 – $1.95
c.Adjusted EPS in-line with the previous guidance range of $1.85 – $1.90 which excludes $0.19 for stock-based compensation expense and $0.12 for net intangible amortization offset by ($0.36) for other gains, net of restructuring costs, primarily related to $0.31 non-cash income from a favorable operational tax ruling recorded in Q2FY22 included in GAAP earnings per share

About Flex Ltd.

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including: statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that we may not achieve our expected future revenues and earnings; the effects that the current macroeconomic environment could have on our business and demand for our products; the impact of component shortages and logistical constraints, including their impact on our revenues; uncertainties and risks relating to our ability to successfully complete a transaction for our Nextracker business, including the potential initial public offering of our Nextracker business, including the possibility that we may not be able to consummate the transaction on the expected timeline or at all, or that we will achieve the anticipated benefits, including tax efficiencies, of the transaction; the possibility that we may not fully realize the projected benefits of the Anord Mardix acquisition, including our expectation that the acquisition will be accretive to our fiscal year 2023 adjusted earnings per share; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine, including the imposition of economic sanctions on Russia which could lead to the disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure; we may be exposed to product liability and product warranty liability; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2021 and in subsequent quarterly reports on Form 10-Q. The forward-looking statements in this presentation are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any securities to be offered in any offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Mark Plungy
Director, Corporate Integrated Communications
(408) 442-1691
Mark.Plungy@flex.com

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